UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2008

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-142387	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA		01845
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 557-1001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On July 25, 2008, Andover Medical, Inc. (“Andover”) entered into a definitive Asset Purchase Agreement and Plan of Reorganization (the “APA”) with Medical Solutions Management Inc., a Nevada corporation (“MSMT”), and Certified Diabetic Services, Inc., a Delaware corporation (“CDIP”), pursuant to which MSMT, a company that markets and sells orthopedic and podiatric durable medical equipment in the United States, will acquire substantially all of the assets of Andover and CDIP, including Andover and CDIP’s subsidiaries. CDIP provides diabetes medical supplies, testing, products, education and information.  Andover and CDIP are collectively referred to herein as the “Target Companies”.

The APA provides for MSMT to acquire the following subsidiaries of the Target Companies: (i) Certified Diabetic Supplies, Inc., (ii) CDS Health Management, Inc., (iii) CDS Medical Supplies, Inc., (iv) CDS Pharmacies Inc., (v) Diabetic Plus, Inc. and Andover’s two operating subsidiaries, (vi) Ortho-Medical Products, Inc. and (vii) Rainier Surgical Incorporated. Andover and CDIP will be deemed to be shell companies, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, following the completion of the acquisition.

The APA provides that in exchange for substantially all of the assets of the Target Companies, including all of the capital stock of the above referenced subsidiaries, the Target Companies’ shareholders will receive shares of MSMT’s common stock and preferred stock, as described below.  As a result, the percentage of beneficial ownership of MSMT common stock owned by each of the parties shall be as follows: (i) CDIP shareholders will own forty-five (45%) percent of the outstanding MSMT common stock, (ii) existing MSMT shareholders will own twenty (20%) percent of the outstanding MSMT common stock, and (iii) Andover shareholders will own thirty-five (35%) percent of the outstanding MSMT common stock (calculated on an as-converted basis, inclusive of common stock, preferred stock and convertible debentures, but exclusive of options and warrants which will be assumed by MSMT).  An additional eight (8%) percent of the issued and outstanding shares of common stock of MSMT (calculated on the date of the closing of the transactions under the APA (The “Closing Date”) in the same manner as set forth in the prior sentence) shall be placed in escrow to be issued to the former common and preferred shareholders of Andover and CDIP following the Closing Date based upon the respective performances of Andover and CDIP in achieving revenue and earnings targets during calendar year 2008.

With respect to management and governance, the APA provides that the composition of MSMT’s Board of Directors shall be increased to nine members, the majority of whom shall be deemed independent in order to help facilitate a proposed listing on a stock exchange. The new Board shall serve until December 31, 2009 or until their successors are duly qualified, seated and elected, or until their earlier resignation and removal.

The closing of the proposed transactions is conditioned upon and subject to respective Board of Director and shareholder approval, the effectiveness of a registration statement covering the shares of MSMT common stock and preferred stock to be issued to the shareholders of the Target Companies, as well as shares of MSMT common stock issuable upon the exercise of new warrants to be issued by MSMT to former warrant holders of the Target Companies, all third-party consents and waivers being obtained, no material adverse change having occurred with respect to any of the three parties to the APA, and other customary closing conditions.

This current report does not constitute an offer of any securities for sale and is not being used for the purpose of conditioning the market in the United States for any securities to be offered.

Forward-Looking Statements:

This current report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this report are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Andover and the other parties described herein to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors which, could impact Andover and the forward-looking statements contained herein are included in Andover’s filings with the Securities and Exchange Commission.  Andover assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Ex. No.	None

2.1

Asset Purchase Agreement and Plan of Reorganization dated as of July 25, 2008, by and among Certified Diabetic Services, Inc. Andover Medical, Inc. and Medical Solutions Management, Inc. All exhibits to this agreement are listed on the Exhibit List at the last page of this agreement and together with the schedules referenced therein will be furnished supplementally to the Commission upon request.

10.1	Form of Escrow Agreement by and among Certified Diabetic Services, Inc., Andover Medical Inc., Medical Solutions Management, Inc. and Escrow Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2008	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer.